EXHIBIT 23.1

Consent of BKD, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Kentucky First Federal Bancorp on Form S-8 (File No. 333-130243) of our report dated September 19, 2007 on our audit of the consolidated financial statements of Kentucky First Federal Bancorp as of and for the year ended June 30, 2007, incorporated by reference in this Form 10-K of Kentucky First Federal Bancorp for the year ended June 30, 2007.

/s/ BKD, LLP

Cincinnati, Ohio
September 25, 2007